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                                   EXHIBIT 28

                      SPECIMEN OF COMMON STOCK CERTIFICATE

                            OF MIRAGE HOLDINGS, INC.
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                                    SPECIMEN
                             MIRAGE HOLDINGS, INC.
                   AUTHORIZED: 25,000,000 SHARES COMMON STOCK
                              $.001 PAR VALUE EACH


     This Certifies that ___________________________________________ is the registered holder of __________________________________________________________
Shares of the above named Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Corporation properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized offers and its Corporate Seal to be hereunder affixed this ___________ day of ______________________ A.D. ______________

_______________________________________________________________
                                                Secretary
President
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     For Value Received,________ hereby sell, assign and transfer unto__________
_________________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________________________ Attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

     Dated _______________________      ____________
           In presence of

__________________________________      ________________________________________